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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 MARCH 14, 2000
                Date of Report (Date of earliest event reported)

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             (Exact name of registrant as specified in its charter)
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
       BERMUDA                       1-8993                 94-2708455
(State or other jurisdiction of   (Commission            (I.R.S. Employer
 incorporation or organization)   file number)           Identification No.)

               80 SOUTH MAIN STREET, HANOVER, NEW HAMPSHIRE 03755
                    (Address of principal executive offices)

                                 (603) 643-1567
              (Registrant's telephone number, including area code)


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ITEM 2.         DISPOSITION OF ASSETS

     On March 14, 2000 White Mountains Insurance Group, Ltd. (the "Company") announced that it had entered into a definitive agreement (the "Sale Agreement") to sell its indirect, wholly-owned subsidiary, White Mountains Holdings, Inc., which controls 8,020,807 common shares and share equivalents of Financial Security Assurance Holdings Ltd. ("FSA"), as well as all its other holdings of FSA, to Dexia Credit local de France S.A. ("Dexia") for total proceeds of $620.4 million. The transaction will occur only in connection with Dexia's pending merger with FSA in which all other outstanding shares of FSA will receive $76.00 cash per share. The price being paid the Company per FSA share owned is also $76.00. The merger agreement between FSA and Dexia is subject to, among other matters, regulatory approvals and the satisfaction of the conditions contained in Dexia's merger agreement with FSA, including the approval of FSA shareholders. In addition, on March 14, 2000, the Company entered into a Voting Agreement with Dexia (the "Voting Agreement").

     The Sale Agreement, the Voting Agreement and the press release dated March 14, 2000 are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference in their entirety.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

     (a)        Not applicable.

     (b) Pro Forma Financial Information. The pro forma financial information required by part (b) of Item 7 relating to the Sale Agreement is not currently available. The Company will provide the requisite financial information, prepared in accordance with Regulation S-X, in an amendment to this report within 60 days of the date of this report.

     (c) Exhibits. The following exhibits are filed herewith:

     EXHIBIT NO.                        DESCRIPTION

     99.1 Stock Purchase and Indemnity Agreement by and among the Company, White Mountains Holdings (Barbados) SRL and Dexia for all the outstanding shares of White Mountains Holdings, Inc. and indirectly for certain of the outstanding capital stock of FSA dated March 14, 2000

     99.2 Voting Agreement, dated as of March 14, 2000, by and between Dexia, the Company, White Mountains Services Corporation and White Mountains Properties (Barbados) SRL

     99.3                      Press Release of the Company dated March 14, 2000


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                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        WHITE MOUNTAINS INSURANCE GROUP, LTD.

Dated: March 17, 2000               By:  ______________/s/____________________
                                           Michael S. Paquette
                                           Senior Vice President and
                                            Controller


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                                  EXHIBIT INDEX

     EXHIBIT NO.                        DESCRIPTION

     99.1 Stock Purchase and Indemnity Agreement by and among the Company, White Mountains Holdings (Barbados) SRL and Dexia for all the outstanding shares of White Mountains Holdings, Inc. and indirectly for certain of the outstanding capital stock of FSA dated March 14, 2000

     99.2 Voting Agreement, dated as of March 14, 2000, by and between Dexia, the Company, White Mountains Services Corporation and White Mountains Properties (Barbados) SRL

     99.3                      Press Release of the Company dated March 14, 2000


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